UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 8, 2015

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Park Electrochemical Corp. (the “Company”) issued a news release on January 8, 2015 reporting its results of operations for its 2015 fiscal year third quarter ended November 30, 2014.

The Company is furnishing the news release to Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K as Exhibit 99.1 hereto.

Item 8.01	Other Events.

In its news release on January 8, 2015 reporting its results of operations for its 2015 fiscal year third quarter ended November 30, 2014, the Company announced that its Board of Directors has authorized the Company’s purchase, on the open market and in privately negotiated transactions, of up to 1,250,000 shares of its Common Stock, representing approximately 6% of the Company’s 20,945,634 total outstanding shares as of the close of business on January 7, 2015, and reported that this authorization supersedes the unused prior Board of Directors’ authorizations to purchase shares of the Company’s Common Stock, that purchases by the Company pursuant to this Board of Directors’ authorization may occur immediately and from time to time in the future and that shares purchased by the Company will be retained as treasury stock and will be available for use under the Company’s stock option plan and for other corporate purposes.

The Company is also furnishing the new release to the Securities and Exchange Commission pursuant to Item 8.01 of Form 8-K as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1 News Release dated January 8, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: January 8, 2015	By:	/s/ P. Matthew Farabaugh
	Name:	P. Matthew Farabaugh
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Number Exhibit	Description	Page
99.1	News Release dated January 8, 2015	5